Exhibit 10.36

China Development Bank

Domestic Factoring Financing Contract

(With Recourse)

(No. 1510201301400078488)

(This Is a Selective and Summary Translation for Reference Only)

Factoring Financing Applicant:

Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.

Legal Representative:

SUN Xiaofeng

Factoring Financing Provider:

China Development Bank (Inner Mongolia Branch)

Responsible Person:

MA Jian

Whereas, the factoring financing applicant Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. (hereinafter, the “Seller”) proposes to adopt the sell-on-credit method in selling goods and services to the Buyers (the Seller’s trading partners) hereunder and agrees to transfer the corresponding accounts receivable to China Development Bank (Inner Mongolia Branch) (hereinafter, “CDB”) for recourse factoring financing from CDB.

Therefore, pursuant to the relevant state laws and regulations, the parties hereto have entered into the agreement as follows.

Article 1	Definitions

1.	The following terms used herein shall have the following meaning, unless otherwise specified.

[Translation of definitions omitted].

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Article 2	Factoring Amount and the Amount of Factoring Financing Credit Facility

2.             CDB, based on the Seller’s application and the CDB’s review of the Seller’s and Buyers’ credit, has determined the Seller’s factoring amount and the amount of factoring financing credit facility as follows:

(1)	The Seller’s factoring amount is ¥111,069,500.00, and the amount of factoring financing credit facility is ¥80,000,000.00; the effective term for both amounts is 12 months.
(2)	The Buyers and their respective portions of factoring financing credit facility:

                                   Shenyang Tailai Trading Co. Ltd.:                 ¥55,000,000.00;

                                   Anhui Danong Trading Co. Ltd.:                   ¥25,000,000.00.

(3)	The effective term for such factoring financing credit facility determined by CDB starts on the effective date of this agreement.
(4)	The dates of accounts receivable transferred by the Seller and the dates of the Seller’s application must be within the effective term of the credit facility. Any unused portion of the credit facility will be automatically cancelled upon expiration of the effective term.
(5)	The credit facility hereunder is non-revolving, and any amount of debt repaid thereunder cannot be applied for again.
(6)	If the Seller violates any provisions hereunder, or there is any policy adjustment in the Seller/Buyers’ industry, or there is material deterioration of Seller/Buyers’ operation or financial conditions or credit rating, CDB shall have the right to make changes to the credit, including but not limited to reduction of credit, shortening the term thereof and cancellation.

Article 3	Factoring Financing Service Options and the Transfer of Accounts Receivable

7. Based on Seller’s application, CDB provides the following service to the Seller:

•	Factoring financing
•	Management of the sales sub-accounts
•	Collection of accounts receivable

8.             During the effective term of the credit facility, the Seller must transfer all the accounts receivable under the base trading contracts to CDB in accordance with the provisions herein.

9.             The accounts receivable proposed to be transferred to CDB must all be qualified and meet the following requirements:

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(1)	They are generated from authentic and valid base trading contracts normal trading thereunder, which are encumbered by any restriction or limitations;
(2)	They are expressed and to be pay in RMB;
(3)	They are legally owned by the Seller and there are no defects on such ownership and have not already been transferred to any third party;
(4)	They are not involved in any lawsuits, arbitration, disputes or claims;
(5)	They are not generated from trials, redistributions and consignments, or from related party transactions;
(6)	The Seller has performed, and will continue to perform, its obligations under base trading contracts;
(7)	There has been no breach on the part of the Buyers regarding their obligations under the Base Trading Contracts before the Seller applies to transfer such Base Trading Contracts ;
(8)	There have been on cases of insolvency, bankruptcy, dissolution or liquidation on the part of the Buyers before the Seller applies to transfer any Base Trading Contracts ;
(9)	The payment due dates for the accounts receivable transferred must not be less than 10 days but must not more than 270 days and must not be past due;
(10)	Other conditions set by CDB.

11.            At the time of transfer, the Seller must provide to CDB a “List of Accounts Receivable to be Transferred” (as Appendix 1) and other relevant documents and notes, including but not limited to:

(1)	Original or copy of the Base Trading Contracts , or proof of sales/service contracts;
(2)	Original or copy of the terms and conditions of creditor’s right transfer;
(3)	Proof of delivery of goods or other documents evidencing the performance of the Base Trading Contracts ;
(4)	Original copy of “Accounts Receivable Creditor’s Right Transfer Notice” (Appendix 2) signed by the Seller;
(5)	Other documents requested by CDB.

12.            After reviewing the documents mentioned above, if CDB agrees to accept the accounts receivable to be transferred, CDB must send to the Seller an “Accounts Receivable Transfer Confirmation” (Appendix 3), which specifies those accounts receivable accepted and those accounts receivable not accepted, and the transfer shall become effective on the dates specified in such confirmation.

13.            The Seller must assist CDB in the registration procedures with People’s Bank of China Credit Information Center regarding the transfer.

14.            The amount of accounts receivable must be calculated after the deduction from such amount any portion that must be deducted (such as prepayment, deposit, rebate and discount as well as any withholding of taxes).

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15.            After CDB has paid the factoring financing amount to the Buyers, if the amount repaid by the Buyers is, for whatever reason, less than that specified in the “Accounts Receivable Transfer Confirmation”, CDB shall have the resource to pursue the Seller for any shortage and the associated interest and fees.

16.            After the accounts receivable are transferred to CDB, CDB shall have all the rights thereunder before they have been transferred, including but not limited to all associated interest, penalty interest and compound interest, as well as all other fees and expenses in connection with the collection of such accounts receivable.

17.            Under no circumstance is it to be construed that CDB has assumed all of the Seller’s obligations and responsibilities under the Base Trading Contracts, and the Seller must continue to perform them.

18.            The Seller must perform the obligation of sending a “Accounts Receivable Creditor’s Right Transfer Notice” with regard to each accounts receivable at its own cost and must obtain the original receipt for the notice signed by the Buyers.

19.            If the Seller fails to perform the obligation for sending notices and provide receipt and other documents, or if for any reason on the Seller’s part that CDB is unable to complete the registration procedures regarding the transfer, CDB shall have no obligation to accept the transfer and provide factoring financing.

Article 4	Management of Accounts Receivable and Collection of Debts

20.            CDB will adopt appropriate method for recording each transaction and provide periodic statement to the Seller or the Buyers.

21.            The Seller must establish corresponding record accounts to assist CDB in account verification and raise any objection to the statement from CDB within 5 days.

22.            CDB shall have the right to adopt appropriate method for the collection of such accounts receivable already transferred by the Seller.

Article 5	Factoring Financing

23.            The Seller will submit application for factoring financing based on such amount calculated from verified accounts receivable transferred to CDB within the limit of factoring financing credit facility.

24.            The ratio of each financing hereunder must not exceed 75%.

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25.           The Seller promises that the proceeds from the financing will only be used for such accounts receivable factoring financing under “Yongye Life Series Products Exclusive Distribution Contract and Supplement” entered into between Shenyang Tailai Trading Co. Ltd. and Anhui Danong Trading Co. Ltd. and will not be used for investment in stocks and commodities and other area prohibited by the State.

Violation of the above provision shall constitute a breach by the Seller and CDB will charge a penalty interest for misuse of financing proceeds and exercise other rights hereunder. The penalty interest is: financing interest X 200%.

26.           CDB will release the proceeds of factoring financing to the Seller on the basis of the verified accounts receivable at the specified ratio and the review of the Seller’s application.

27.           The Seller must provide the following documents along with each application:

(1)	“Application for Use of Factoring Financing Credit Facility” (Appendix 4) signed by the Seller;
(2)	Relevant Base Trading Contracts , copies of proof of goods delivery and a written statement regarding performance of the relevant accounts receivable and such Base Trading Contracts requested by CDB;
(3)	The Seller’s most recent quarterly financial reports and monthly financial reports;
(4)	Rights certificates regarding the accounts receivable, invoices, notes and other relevant documents as reasonably requested by CDB;
(5)	If there are any material changes to or in the Seller’s business license, articles of association or business/financial conditions, the Seller must provide documents of proof regarding such changes.

28.           Upon approval of the application submitted by the Seller, CDB sign promptly “Confirmation for Use of Factoring Financing Credit Facility” (Appendix 5) and factoring financing certificate, and deposit the proceeds of factoring financing into the Seller’s the account set up with CDB (account no.: 15101560009399610000).

29.           The amount, term and interest of each factoring financing will be based on the factoring financing certificate.

30.           The Seller must pay interest at the time of repaying the principal of the amount of factoring financing. CDB will charge compound interest on any past-due interest.

31. The Seller must repay the principal of the factoring financing and pay interest thereof on time in accordance with the provisions herein.

When CDB receives any dispute notice, CDB shall have the right to deduct directly any amount from the Seller’s account with CDB to repay the principal of the factoring financing and pay interest thereof.

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32.           If the Seller fails to repay the principal of the factoring financing and pay interest thereof and other relevant fees, or if the Seller fails to buy back the reverse-transfer made by CDB in accordance with the provisions herein, the Seller must pay past-due interest to CDB starting from such past-due date. The calculation method for past-due interest is: amount past-due X past-due interest rate X actual number of past-due days; and the past-due interest rate is financing interest rate X 150%.

33.           Upon the occurrence of any of the following, CDB shall have the right to suspend the factoring financing service:

(1)	Any occurrence of past-due repayment and payment of interest of the factoring financing;
(2)	Inability to collect accounts receivable on time;
(3)	The ratio of accounts receivable due exceeds 10%;
(4)	Two consecutive failures to buy back on time the reverse-transfer in full;
(5)	Indirect payment by the Buyers to the Seller or any third party without CDB’s prior written consent;
(6)	Other situations that, in CDB’s determination, should lead to a suspension of factoring financing.

Article 6	Collection of Accounts Receivable and Payment by CDB

34.           The Seller must ask the Buyers in writing, in accordance with provisions herein, to pay the full amount under the accounts receivable transfer into the bank account designated by CDB. And the Seller shall not ask the Buyers to pay such amount to the Seller or any third party without CDB’s written consent.

If any payment of such amount is made to the Seller or any third party, the Seller must immediately notify CDB and transfer such amount to the bank account designated by CDB.

35.           The amount under the Base Trading Contracts paid by the Buyers to CDB must all be applied to the accounts receivable transferred to CDB.

36.           Within 3 business days upon receiving the payment toward the accounts receivable from the Buyers, CDB must:

(1)	With regard to such accounts receivable based on which the factoring financing has already been provided to the Seller, CDB must, after deducting any repayment of factoring financing principal and interest and any associated fees, transfer the remaining amount to the Seller’s account set up with CDB; or
(2)	With regard to such accounts receivable based on which the factoring financing has not yet been provided to the Seller, CDB must, after any factoring financing fees, transfer the remaining amount to the Seller’s account set up with CDB.

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Article 7 Reverse-Transfer of Accounts Receivable

37.           Upon the occurrence of any of the following, CDB shall have the right to transfer back to the Seller all accounts receivable involved and the Seller much unconditionally buy back such accounts receivable at CDB’s request:

(1)	The Buyers fails to pay, or pay in full, the accounts receivable when they are due;
(2)	The Buyers raises any dispute about the accounts receivable;
(3)	The Buyers fails to provide, obtain or delivery any documents in accordance with the provisions herein;
(4)	The accounts receivable accepted by CDB are determined to be not qualified accounts receivable;
(5)	The Seller receives indirect payment from the Buyers but fails to notify CDB and transfer such payment to the Seller;
(6)	All or some of the accounts receivable are withheld, frozen or otherwise enforced by any judicial or government organization;
(7)	The Seller makes any offsets to its debts without CDB’s approval, provide valid documents of confirmation or evidence or disagree with CDB’s collection method or arrangement;
(8)	The Seller or the Buyers represents that it will not perform any material obligation under Base Trading Contracts ;
(9)	Other situations set forth in Section 64 herein;
(10)	The Seller’s financial situation deteriorates, or there is substantial change in its major business or source of income, or it has potential insolvency; or it engages in merger, spin-off, restructuring or reorganization, or its assets are or will be frozen or seized;
(11)	Any insurance company refuses to handle, or rejects, its claims under its credit insurance;
(12)	If there is any third party guarantee, such third party refuses to perform its obligations;
(13)	CDB believes that there is fraud;
(14)	Other situations with regard to which CDB believes that reverse transfer is warranted.

Under the aforementioned situations, CDB shall have the right to transfer all accounts receivable back to the Seller.

38.           If CDB receives any dispute from a Buyer 3 times or more, CDB shall have the right to transfer all accounts receivable from such Buyer back to the Seller and terminates new factoring financing service with regard to such Buyer.

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39.           When CDB reverse transfers accounts receivable, the Seller has the obligation to repay all principal and interest on any factoring financing already provided and pay all the associated outstanding factoring financing fees, default damages and other expenses and fees in connection with such reverse transfer.

Article 8	Factoring Financing Fees

40.           Based on the type of factoring financing service, CDB charges a factoring financing management fee and processing fee at the following rate:

Management fee = book amount of factoring financing X management fee rate.

The management fee rate hereunder is 0.3%.

Processing fee = book amount of factoring financing X processing fee rate.

The processing fee rate hereunder is 0.3%.

41.           The above fees must be paid before any proceeds of factoring financing is released.

Article 9	Taxes and Tax Withholding and Payment

42.           Except the taxes that CDB must pay in connection with the factoring financing service hereunder, the Seller must be responsible for all relevant taxes, including those generated from producing, selling goods or providing services.

43.           If, pursuant to the provisions of law and regulations, CDB has the obligation to pay any taxes on behalf of the Seller in connection with any relevant amount that is due to the Seller but received by CDB, CDB may deduct any corresponding taxes from such amount but CDB must provide the relevant documents of proof to the Seller.

Article 10	The Seller’s Representations and Warranties

The Seller represents and warrants to CDB as follows:

44.           The Seller is an legal and existing entity duly incorporated with the law of the People’s Republic of China and has all the rights, power and authorization necessary for the execution and performance of the obligations hereunder.

45.           The execution and performance of this agreement has not violated any law, regulation or other applicable rules, the Seller’s organization documents or other contracts to which the Seller is a party.

46.           All the documents and material provided to CDB by the Seller are authentic, valid, complete and effective, and the Seller has disclosed all known facts that may have an effect on the performance of this agreement; there are no fraud, willful omission or material errors.

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47.           All the accounts receivable transferred hereunder are qualified accounts receivable that meet the requirements hereunder.

48.           The Seller will provide other invoices or notes involving such accounts receivable at any time at CDB’s request.

49.           The Seller warrants that there is no affiliate relationship with the Buyers.

The Seller warrants that the Buyers will make payment in connection with the accounts receivable hereunder directly to CDB.

Article 11	The Seller’s Covenants

50.           The Seller will not, before obtaining CDB’s written consent, terminate, dissolve or modify Base Trading Contracts and transfer all the rights hereunder. With regard to accounts receivable already transferred, the Seller has not right do dispose of them by any method before obtaining CDB’s written consent.

51.           If CDB is pursued by any third party as a result of accepting the transfer of accounts receivable, the Seller agrees to bear all responsibility and compensate CDB for all the consequent losses.

52.           The Seller promises to pay promptly the relevant factoring financing fees with regard to the accounts receivable already transferred, regardless of the circumstances.

53.           If the Seller receives any payment in connection to the accounts receivable already transferred in whatever form at whatever time, the Seller will guarantee that such payment will be the assets entrusted by CDB with CDB as beneficial and will transfer such payment unconditionally to the bank account designated by CDB.

54.           If CDB pursues the Buyers in whatever manner (including litigation or arbitration), the Seller must provide all necessary assistance and bear the fees and expenses incurred as a result of any fault on the Seller’s part.

55.           Starting from the date of any dispute from any Buyer, the Seller will provide monthly written reports to CDB regarding the progress of any negotiation, litigation or arbitration between the Buyers and the Seller.

56.           The Seller must immediately notify CDB if it becomes aware of any (or likely) insolvency, dissolution, suspension of business, revocation of business license or permit, M&A, going out of business on the part of the Buyers.

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57.           The Seller must actively cooperate with and accept CDB’s supervision and examination of its production and operation and financial conditions, and provide period financial reports at CDB’s request.

58.           The Seller must unconditionally cooperate with CDB in any reverse transfer procedures, should such transfer occurs.

59.           The Seller must notify CDB in writing 20 business days prior to any change of its name, legal representative, address, scope of operation and contact person.

60.           If there is any occurrence of insolvency, dissolution, suspension of business, revocation of business license or permit, M&A, going out of business on the part of the Seller, the Seller must notify CDB in writing 20 business days prior to any such event.

Article 12	Withholding and Offsetting

61.           With regard to any factoring financing principal and interest, default damages, factoring financing fees and other fees arising from realization of the creditor’s rights, CDB shall have the right to deduct the corresponding amount directly from the Seller’s accounts set up with CDB until all the debts hereunder have been repaid.

62.           The Seller agrees that CDB shall have the right use its creditor’s right with regard to the Seller to offset any equal amount of debt toward the Seller arising from accepting the transfer of accounts receivable from the Seller.

63.           The Seller must repay the debt to CDB in the following order:

(1)	Fees and expenses incurred by CDB for the purpose of realizing its creditor’s rights;
(2)	The factoring financing fees;
(3)	Compensation for damages;
(4)	Default damages;
(5)	The factoring financing interest
(6)	The factoring financing principal;
(7)	Other amounts payable by the Seller.

And CDB shall have the right to change the above order of repayment.

Article 13 Breaches and the Handling Thereof

64. The occurrence of any of the following shall be considered an event of breach by the Seller hereunder:

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(1)	The Seller violates the provisions of Article 3 herein regarding the transfer of accounts receivable;
(2)	The Seller refuses to perform its obligations regarding reverse transfer in accordance with Article 7 herein;
(3)	Any representation or warranty by the Seller in Article 10 herein is untrue or violates its promises in Article 11 herein;
(4)	The Seller violates the provisions herein regarding the collection of accounts receivable;
(5)	The Seller fails to pay, or pay in full, the factoring financing fees, default damages, factoring financing interest and factoring financing principal and other amounts payable;
(6)	The Seller engages in the following events without CDB’s written consent and such events cause material deterioration of the Seller’s credit: spin-off, merger, contract operation and other corporate restructuring; disposition of its assets through leasing, sale, transfer or pledge; reduction of its registered capital or reorganization, change of shareholder or affiliate relationship; providing pledge or guarantee on any third party’s debts;
(7)	Any of the following on the part of the Seller: insolvency, dissolution, external breaches, failure to repay other debts; complete or partial loss of its assets, or freeze, seizure, confiscation, auction, appropriation of such assets; being sued, pursued for any claims or sanctioned or having its debts declared due in advance;
(8)	Any of the following on the part of the Seller: material deterioration of its operation; transfer or withdrawal of assets to avoid debts; loss of business reputation; other events that may cause it to lose its ability to repay debts;
(9)	Violation by the Seller of any other obligations hereunder.

65.           In the event of a breach by the Seller, CDB shall have the right to take any one or several of the following remedial measures:

(1)	Demand the Seller to rectify its breaches;
(2)	Reduce or cancel the amount of the factoring financing credit facility;
(3)	Transfer back (reverse transfer) to the Seller the accounts receivable with regard to which the Buyers have not made payments;
(4)	Suspend or terminate in advance this agreement, declare all the debts under the factoring financing due;
(5)	Exercise its deduction and offsetting rights in accordance with the provisions herein;
(6)	Realize the guarantee rights under the Base Trading Contracts ;
(7)	Other measures available under the law or provided herein.

66.           Either party must be responsible for compensating the other party for all actual losses resulting from such party’s violation of the provisions herein.

Article 14	Notices and Delivery

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67.           All notices from one party to the other in connection with this agreement must be in writing and be delivered to the receiving party’s contact address. And either party must notify the other party immediately if there is any changes in contact information.

Article 15	Effectuation and Termination

68.           This agreement will become effective on the date when it is signed by both parties.

69.           This agreement terminates when all the debts and interest and other associated fees have been repaid and paid.

70.           CDB shall have the right to terminate this agreement in advance if there is any event of breach set forth herein and to pursue the Seller for its liabilities in accordance with the law.

71.           The termination of this agreement is not retroactive with regard to the handling of the accounts receivable transferred before such termination, except when there is occurrence of any event of breach set forth herein.

Article 16	Dispute Resolution and the Applicable Law

72.           Any dispute arising from the performance of this agreement must be resolved through consolation between the two parties; if such consultation fails, such dispute must be submitted to the competent court at CDB’s location for resolution.

73.           The applicable law is the law of the People’s Republic of China.

Article 17	Others

74.           Without prior written consent from CDB, the Seller shall not transfer any of its rights and obligations hereunder, but CDB may transfer its rights and obligations hereunder without requiring the Seller’s prior written consent.

75.           Unless otherwise specified, neither party shall have the right to amend any provision herein with the other party’s consent.

76.           Without mutual consent, neither party may disclose the contents herein to any third party.

77.           All lists, attachments, invoices and notices in connection with this agreement are the inseparable parts hereof.

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78.           Other matters not covered herein may be provided in a supplement between the two parties and any such supplement signed by the two parties are part of this agreement.

79.           This agreement is in six counterparts, with three each to the Seller and CDB, and all have the same legal effect.

Factoring Financing Applicant:

/seal/ Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.

Legal Representative:

/s/ [signature not legible]

Factoring Financing Provider:

/seal/ China Development Bank (Inner Mongolia Branch)

Responsible Person:

/s/ [signature not legible]

December 26, 2013

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